Exhibit 10.3

PORTFOLIO PURCHASE AND SALE AGREEMENT

THIS PORTFOLIO PURCHASE AND SALE AGREEMENT, dated as of March 31, 2014 (this "Agreement"), is entered into by and between Celadon Group, Inc., a Delaware corporation, and Quality Equipment Leasing, Inc., a Delaware limited liability company, with a principal office at 9503 East 33rd Street Indianapolis, IN 46235 (hereinafter, collectively and each individually, "Seller"), and Element Financial Corp. a Delaware corporation, with its principal office at 655 Business Center Drive, Horsham, PA 19044 ("Purchaser").

WITNESSETH:

WHEREAS, Seller is a provider of transportation and logistics services and, in the ordinary course of Seller's business, Seller, as lessor or lender, enters into lease and finance agreements with independent owners-operators, as lessees or borrowers (together, collectively, "Independent Operators"), for the lease or finance of delivery vehicles ("Vehicles") which meet defined specifications for the delivery of certain products;

WHEREAS, Seller has agreed to sell and assign to Purchaser and Purchaser has agreed to purchase and accept the assignment of Seller's right, title and interest in, to and under certain of Seller's lease agreements and finance agreements and the Vehicles subject to the lease agreements and finance agreements identified on Attachment 1 to Exhibit A hereto (each, a "Transaction" and, collectively, the "Transactions"), including without limitation the lease agreements, schedules, maintenance funds, right to insurance, and Titles ("Titles") to the leased Vehicles (each a "Transaction Document" and .collectively, the "Transaction Documents"), and

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1   Agreement to Purchase and Sell. In reliance upon the representations and warranties set forth herein and the Assignment (as defined in Section 1.4 hereof), and subject to the fulfillment of any conditions precedent to this Agreement and the Assignment respectively, Seller shall sell, assign, transfer and set over to Purchaser, and Purchaser shall purchase from Seller, all right, title and interest (but not obligations) of Seller in and to; (i) all Transactions identified on Attachment 1 to Exhibit A hereto (collectively, the "Portfolio of Transactions"), (ii) all Transaction Documents related to the Portfolio of Transactions, (iii) the Vehicles subject to the Portfolio of Transactions, (iv) all rights and remedies of the lessor, lender, secured party, payee, beneficiary, seller or creditor under and in the Portfolio of Transactions, however, designated, (v) all payments due and to become due on and after April 1, 2014 under the Portfolio of Transactions, together with all end of term rights, payments options excepting residual values, if any, which are to be split between Seller and Purchaser (collectively, the "Payments"), and (vi) all proceeds of all of the foregoing, including insurance proceeds. The property interests and rights described in the preceding clauses (i) through (v) are with respect to the Transactions collectively referred to as the "Assigned Property." THE ASSIGNMENT UNDER THIS AGREEMENT IS INTENDED TO BE (AND SHALL BE TREATED) AS A TRUE SALE OF THE ASSIGNED PROPERTY CONVEYED HEREIN AND SHALL NOT BE CONSTRUED AS AN EXTENSION OF CREDIT BY PURCHASER TO SELLER.

Section 1.2                      Purchase Price.

(a)      The purchase price shall be calculated at closing per each Transaction based upon the present value of all remaining lease payments, including residual amounts, discounted using a discount rate of ten percent (10%) (the "Purchase Price"). At the time of closing, Seller shall produce a chart to be attached to the Assignment as Attachment 1, which will reflect for each Transaction the payment history, remaining lease payments, and residual amounts, if any. For purposes of this calculation with respect to the variable rate lease finance agreements contained in the Portfolio of Transactions, Seller and Purchaser shall agree upon a minimum fixed base lease payment amount and residual value for purposes of discounting a minimum guaranteed payment stream and calculating a purchase price and the mileage on each vehicle. The term for such identified assets will be an average of 38 months from the purchase date and will be outlined in a schedule to this Agreement. The total Purchase Price shall be set forth in the Assignment to be executed by the parties on or prior to the applicable Closing Date.

The Purchase Price assumes that the Payments set forth on Attachment I to the Assignment are true and correct as of the applicable Closing Date and pursuant to Section 2.1 below, Seller represents and warrants that all of the information set forth on Attachment 1 to the. Assignment is true, complete and correct, and if such information proves to be inaccurate or incorrect Seller shall upon demand pay to Purchaser the amount by which the actual Payments are less than the amounts set forth on Attachment 1.

(b)      At the closing of the sale of the Transactions pursuant hereto ("Closing", and the date of such Closing, the "Closing Date"), Purchaser shall pay Seller or its agent, as directed by Seller in writing in readily available funds. Seller shall produce at closing applications to transfer Titles to the attention of Purchaser's agent, Element Transportation Asset Trust, evidence of transfer of insurance in the Vehicles to Purchaser, and the original Transactions relating thereto in accord with Section 2.1 below. For all Transactions for which Titles are not readily available for the subject Vehicles at Closing, Seller is allotted thirty (30) days to satisfy the covenants of Seller set forth in Sections 2.1(c)v, xvii, and xxv below, including transfer of Title to all Vehicles which are subject of these Transactions to Purchaser's agent, Element Transportation Asset Trust, transfer of all rights to insurance on said Vehicles and the transfer of the original lease or finance documents for the Transactions to Purchaser. If Seller fails to satisfy the covenants set forth above for all Transactions in which Title is not readily available within thirty (30) days, Seller shall immediately repurchase such Transactions at the Repurchase Price as defined in Section 5.2 below.

Section 1.3                      No Assumption of Obligations or Liabilities. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN ANY OTHER WRITTEN AGREEMENT BETWEEN THE PURCHASER AND SELLER, ALL OBLIGATIONS, DUTIES, RESPONSIBILITIES AND LIABILITIES OF SELLER UNDER THE TRANSACTION DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN SELLER AND ANY OBLIGOR, WHETHER TO BE PERFORMED PRIOR TO OR AFTER THE APPLICABLE CLOSING DATE, SHALL REMAIN WITH SELLER AND CONTINUE TO BE SELLER'S OBLIGATIONS.

Section 1.4                      Acquisition of Transactions. At closing, Seller shall execute and deliver to Purchaser an Assignment identifying the Portfolio of Transactions which shall be subject to and incorporate all of the terms and conditions of this Agreement (except as otherwise expressly set forth therein) and shall be in form of Exhibit "A" attached hereto and incorporated reference herein (the "Assignment"). To the extent not expressly superseded by the Assignment, all terms, conditions, representations, warranties, covenants and recourse obligations of Seller and Purchaser set forth in this Agreement shall govern the acquisition by Purchaser from Seller of all Transactions and the related Assigned Property that is the subject of the Assignment.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1                      Representations and Warranties of Seller. Seller hereby makes, as of the date of this Agreement and as of the Closing Date, and on the later of (i) the date that each Transaction File is delivered to Purchaser or (ii) the date on which the purchase funds are released to Seller in accordance with Section 1.2(c) above, the following representations, warranties and covenants to Purchaser:

(a)	Organization, Power and Qualification.

(i) Each Seller(s) is either a Delaware corporation or a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed and qualified to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualifications, except where the failure to be so qualified, licensed or in good standing would not affect the enforceability of any Transaction or Transaction Document or any rights and remedies related to the other Assigned Property;

(ii) Seller has full power and authority to enter into this Agreement and the Assignment and to take any action and execute any documents required by the terms hereof and thereof;

(iii) Each of this Agreement and the Assignment has been duly authorized by all necessary corporate proceedings of Seller, has been duly and validly executed and delivered by Seller, and are legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof;

(iv) No consent, approval, authorization, order, registration or qualification of, or with, any person, or of, or with, or notice to, including, without limitation, a notification under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, any court or regulatory authority or other governmental body having jurisdiction over Seller (collectively, "Governmental Authorities"), the absence of which would adversely affect the legal and valid execution, delivery and performance by Seller of this Agreement, the Assignment, or the documents and instruments contemplated hereby or thereby, or the taking by Seller of any actions contemplated herein or therein, is required. The sale of Transactions contemplated in this Agreement and the Assignment complies with all applicable bulk sale laws. Notwithstanding the foregoing, Seller shall be solely responsible for the procurement, to the extent necessary, of all approvals and consents with respect to the transactions contemplated herein from Governmental Authorities and shall bear all responsibility and/or liability resulting from any failure to procure any said approvals and/or consent and/or any failure to comply with any applicable bulk sales laws.

(v) Seller has not violated the Workers Adjustment and Retaining Act (the "WARN Act"). Notwithstanding the generality of the foregoing, Seller shall be solely responsible for complying with and shall bear all responsibility and/or liability resulting from any failure to provide required notice or any other violation of any term or requirement of the WARN Act, as amended, as a result of the transactions contemplated herein and in the Assignments.

(vi) Neither the execution and delivery of this Agreement, the Assignment, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, or the Assignment by Seller, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or governmental authority, or any federal, state, local or other law, statute, rule or regulation) or any material covenant or agreement or instrument to which Seller is now a party, or by which Seller or any of Sellers' property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of the Articles of Incorporation or By-laws of Seller.

(vii) The sales and purchases contemplated by this Agreement and any Assignment will each be made in the ordinary course of the business of Seller and shall not constitute a sale of all or substantially all of the assets of Seller; and

(viii) The principal executive office of Seller is the address stated with respect to Seller in the recitals above.

(ix) No action, arbitration, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) shall be pending or threatened challenging the lawfulness of the transactions contemplated herein and/or seeking to prevent or delay the transactions contemplated herein.

(b)      Accuracy of Information. All information, in whatever form provided by Seller to Purchaser concerning the Lessees, the Transactions and the Assigned. Property related thereto, including, without limitation: (i) the legal names and addresses of Lessees, (ii) the amount, due dates and monthly payment stream of payments due under Transaction Documents, as applicable (iii) variable payment rates and fixed price purchase options due under the Transaction Documents, as applicable, (iv) descriptions of Transaction Documents, (v) stated residual values, (vi) cash flows, (vii) delinquencies, and (viii) the amount of any security deposits, advance payments or other Collateral held by Seller as security for Transaction obligations, have been provided with the knowledge that Purchaser has been induced to enter into this Agreement and to execute any Assignment and to purchase each Transaction on the terms agreed upon in reliance on such information, and Seller warrants that all such information is accurate and correct in all material respects and that Seller has not withheld any material adverse information.

(c)      Transaction Representations. Each Transaction sold, transferred and assigned to Purchaser hereunder meets each and every of the following criteria (and such Transactions are referred to, collectively, as "Eligible Transactions" and each, individually, as an "Eligible Transaction"):

(i)      Each Transaction and Transaction Document is genuine and represents a valid absolute and unconditional obligation of each lessee, borrower, guarantor, pledgor and/or each other party named therein or which is obligated to make all Payments on any Transaction or Transaction Document (each, an "Obligor") under such Transaction (except for Payments that are identified on the applicable Schedule A as being booked residuals that are payable at the option of the Obligor), and each such Transaction Document is and shall continue to be valid, binding and enforceable against each Obligor in accordance with the terms thereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, now or hereafter in effect, relating to or affecting the rights, powers, privileges, remedies or interests of creditors generally, (B) rules or principles of equity affecting enforcement of obligations generally, whether at law, in equity or otherwise, or (C) the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief (each, a "Bankruptcy Exception"). As of the date of each Assignment, Seller has no knowledge that the enforcement of any right or remedy with respect to any Obligor, Transaction, Equipment, Collateral or other Assigned Property is limited or otherwise affected by (or threatened to be limited or affected by) any Bankruptcy Exception;

(ii)      Each Transaction Document contains an unconditional obligation of each Obligor to pay all amounts set forth therein, and is and shall continue for the full term thereof to be, in all respects, free from dispute, set off, defense, counterclaim or recoupment of any kind, and is and shall continue to be non-cancelable for the duration of its term;

(iii) Each Transaction was originated by Seller in the ordinary course of Seller's business in connection with the lease and/or financing of one or more new or used Vehicles intended for commercial or other business use, and the cost of all vehicles and all costs, fees and expenses incurred by Seller in connection with each such Transaction and any Transaction Document have been paid;

(iv) Seller was, at the time such Transaction was originated, duly licensed, if necessary, and qualified and in good standing to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities then required such qualification, except where the failure to have been so qualified, licensed or in good standing would not affect the enforceability of any Transaction or of any Transaction Document, and Seller had full and legal power and authority to enter into such Transaction;

(v) Seller has delivered to Purchaser at Closing the sole and exclusive original or sole original counterpart of each Transaction Document; to the extent, if any, that the "original" counterpart of a Transaction Document delivered by Seller is a fax, then in accordance with applicable law and the terms of such Transaction Document, such fax constitutes the only record of such Transaction Document and constitutes the original record thereof admissible in evidence pursuant to the best evidence rule in any jurisdiction where Purchaser may seek to enforce such Transaction Document.

(vi) The Transaction Documents are in the forms previously provided to Purchaser, and there are no modifications to such forms except as disclosed to Purchaser in a marked copy of such form showing any changes made to the approved form or in a separate amendment or rider;

(vii) The terms and conditions contained in the Transaction Documents correctly reflect the entire agreement between the parties thereto and there are no other written agreements or representations, nor any oral agreements by Seller, in connection therewith;

(viii) As of the Closing Date, each Obligor who has a payment owing has made at least one (1) timely monthly payment, exclusive of advance payments; As of the Closing Date no Transaction is delinquent for more than forty-five (45) days in the payment of any amount due thereunder;

(ix) Except as set forth on Attachment 1 to the Assignment, Seller has not, directly or indirectly, in any way extended or otherwise restructured the payment terms or any other term or condition of any Transaction Document or made any extension or other accommodation to any Obligor for purposes of changing or beneficially affecting the delinquency status of any Transaction;

(x) Attachment 1 to the Assignment attached as Exhibit "A" correctly reflects, as of the applicable Closing Date, for each Transaction, the name of each Obligor, the dollar amount of the periodic installments (whether denominated as rent, principal, interest or otherwise), the number of periodic installments remaining to be paid on such Transactions, the due date of each Payment, the total Payments payable, the age of the Vehicle, the end of term purchase option and/or estimated residual value, if any, of the Vehicle with respect to each Transaction, and whether the Transaction is the original or replacement lease with respect to the Vehicle and, in the case of a replacement lease, the total number, including the present Independent Operator, of Independent Operators that have leased and operated the Vehicle;

(xi) Except as set forth on Attachment 1 to the Assignment, as of the applicable Closing Date, no Payment other amount due on a Transaction after the applicable Cut-off Date has been prepaid;

(xii) Each Transaction Document complies with all applicable state, federal, local and other laws, rules, regulations and requirements in effect as of the applicable Closing Date with respect to the creation of such obligations, the billing or collection of discounts, fees or similar charges, the amount of interest or other charges which may be collected and the disclosure of discounts, fees, interest or other charges, except for such laws, rules and regulations as would if not violated have a material adverse effect on the enforceability of the Transaction Documents;

(xiii) Each Transaction Document is in full force and effect, and there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any Obligor, pending, or, to the best of Seller's knowledge, threatened, against Seller relating to any Transaction or the acquisition, collection or administration of any Transaction. Seller has not received any notice of, nor to the best of Seller's knowledge, there any valid basis for any claim against, or assertion of liability against, Seller relating to any Transaction, or the acquisition, collection or administration thereof, Seller has not been the subject of any proceeding, nor, to the best of Seller's knowledge, has there been any investigation by or before any regulatory authority in connection with Seller's business practices with respect to any Transaction, or the acquisition, collection or administration thereof;

(xiv) All amounts payable to any broker, vendor or supplier with respect to each Transaction have been paid in full;

(xv) All Vehicles leased or financed to the Obligors have been delivered to, and unconditionally accepted by, the Obligors and all vendors paid in full;

(xvi) Seller owns the sole legal, record, and beneficial ownership interest in and title to, and has not previously assigned, sold or hypothecated any interest that it may have in or under, any Transaction, the Vehicle subject to each Transaction (or, in the event a Transaction is structured as a financing agreement, Seller has a valid security interest in the Vehicle subject to such Transaction), and/or other Assigned Property, and upon the consummation of the transactions contemplated hereby and the Assignment, Purchaser shall be vested with all right, title and interest of

Seller in and under each Transaction and Transaction Document and the Vehicle subject to each Transaction free and clear of any Lien thereon and shall be entitled to all of the benefits due and owing to Seller (but, except as provided herein, none of the obligations) under the Transaction Documents. As used herein, "Lien" means any mortgage, pledge, charge, disposition of title, encumbrance, lease, right of others, or security interest of any kind, including any of the foregoing arising under any conditional sales or other title retention agreement;

(xvii) The Vehicle(s) relating to each Transaction is properly insured as required by the terms of the Transaction Documents either (a) by insurance obtained by the Obligor, self insurance (if self insurance is identified on the applicable Schedule A) (b) through a master policy of insurance, naming Seller and Seller's assigns as loss payee and additional insured, or (c) by Seller causing such insurance to be in full force and effect for which Seiler has made arrangements for Obligor to pay a property damage surcharge fee in the event that any Obligor fails to provide proof of insurance. Seller shall transfer and assign all rights with respect to insurance coverage for the Vehicles at Closing.

(xviii) As of the applicable Closing Date, all taxes, levies, imposts, duties, fees, or other charges or assessments levied, imposed or assessed against Transaction, Payments, and/or Vehicle(s) that is the subject of such Transaction at any time prior to the applicable Closing Date, including any interest, additions or penalties applicable thereto, (collectively, "Taxes") have been fully paid by Seller or by the Obligor, as the case may be, except to the extent that such Taxes are being contested in good faith and by appropriate and lawful proceedings diligently contested and for which adequate reserves or other appropriate provisions shall have been made, provided, however, that Seller shall indemnify Purchaser from any loss resulting from any such contest undertaken by Seller or any other party, and all Taxes levied, imposed or assessed with respect to the period prior to the applicable Closing Date but which are not billed or payable prior to the Closing Date shall be paid by Seller or Seller shall cause the Obligor to pay same as and when due, except to the extent contested in good faith as described above;

(xix) There are no oral or written agreements of any kind between Seller and any other person, company or entity (including, without limitation, brokers, vendors, Obligors and governmental bodies) which will or may adversely affect Purchaser's rights, title, remedies and/or interests in or to any of the Transactions or any Assigned Property;

(xx) All vehicles have been registered in accordance with the International Registration Plan (IRP) and International Fuel Tax Agreement (IFTA) programs. Any sales tax triggered from this sale will be the responsibility of Seller.

(xxi) Except to the extent required by bona fide "private label" leasing arrangements, Seller has not conducted business under any trade name, fictitious name or any other legal name;

(xxii) No Obligor has a right under any Transaction Document or any other agreement to buy out or terminate a Transaction prior to the date that the final Payment is due as set forth on Attachment 1 to Exhibit "A" with respect to the applicable Transaction;

(xxiii) Seller has not received actual written notice from any Obligor of a bulk sale (or pending bulk sale) of such Obligor's assets, or notice of any Obligor's attempt to assign its rights under its Transaction Documents or sublease the Vehicles;

(xxiv) Seller has made no warranties to Obligors under the Transactions or otherwise with respect to any Vehicle;

(xxv) At and on the Closing Date, Seller will have the absolute right to sell and transfer all of the Assigned Property that is the subject of the Assignment in compliance with the representations and warranties set forth herein, and none of the applicable Transaction Documents or any agreement between Seller and any creditor or other third party contains a prohibition against such sale and assignment;

(xxvi) Each Transaction is a lease or finance agreement for a motor vehicle and Seller is the registered owner and holder of title pending maturation of the Transaction. An application to transfer title to and reflect Purchaser's agent, Element Transportation Asset Trust, as owner will be filed and copies thereof delivered to Purchaser at Closing for all Transactions with Vehicles for which Seller has readily available Title, together with the existing titles in Seller's name. Seller shall deliver new Title for these Vehicles to Purchaser naming Purchaser's agent as owner and holder of title within sixty (60) days of Closing or, for those Transaction for which Title is not readily available, within ninety (90) days of Closing.

(xxvii) Seller represents and warrants that it has performed an inquiry on the name(s) of all Obligors (fictitious and otherwise), principals and guarantors as to their identification as a "specially designated national" as defined by the United States Treasury's Office of Foreign Assets Control (OFAC) for the Transactions being sold to Purchaser hereunder, utilizing the most recently published OFAC list of Specially Designated Nationals and has determined that none of the Obligors are on that list.

(xxviii) Each Independent Operator that is the lessee with respect a Transaction meets Seller's Risk Acceptance Criteria attached hereto and incorporated by reference herein as Exhibit "C."

(d)      Agents. Seller has engaged as its agent CTS Exchange, Inc. as Qualified Intermediary and has assigned its rights to equipment in this transaction to them under IRC Sec. 1031 exchange.

(e) Brokers. No person acting on behalf of Seller is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, for the transactions hereunder or pursuant to any Assignment.

(f) Knowledge. For the purpose hereof, the term "to the best of Seller's knowledge" means the actual knowledge, after reasonable inquiry and investigation, of the officers of Seller.

Section 2.2                       Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a)          Organization, Power and Qualification.

(i) Purchaser is a Delaware corporation in good standing in the state of its formation and is duly licensed and qualified to engage in the regular course of business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualifications, and has full power and authority to enter into this Agreement and to take any action and execute any documents required by the terms hereof and thereof; and

(ii) This Agreement has been duly authorized by all necessary proceedings of Purchaser, has been duly and validly executed and delivered by Purchaser, and sets forth legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof.

ARTICLE III
CONDITIONS TO PURCHASE

Section 3.1                       Conditions Precedent to Purchase. Purchaser's obligation to purchase the Transactions on the Closing Date is subject to the fulfillment or prior written waiver of each of the following conditions precedent, each in form and substance satisfactory to Purchaser:

(a) Seller shall have duly executed and delivered to Purchaser an Assignment or Assignments for the Transactions being purchased at Closing, substantially in the form of Exhibit A attached hereto and the Service Agreement (as defined below) between the parties;

(b) To the extent requested by Purchaser, Seller shall have made available to Purchaser for review the original Transaction Documents for each purchased Transaction, which shall consist of the following documents (collectively, the "Transaction File"):

(i) the original lease agreement or lease finance agreement evidencing the Transaction, together with all original amendments, riders and supplements thereto identified on Attachment 1 to the Assignment;

(ii) evidence of insurance with respect to each of the Vehicles which are the subject of the Transactions;

(iii) copies of the Title for each of the Vehicles which are the subject of the Transactions showing Seller as the sole registered owner free and clear of any Liens;

(iv) copies of documentation relating to the purchase of the Vehicles (and the related contract, if applicable) and invoices evidencing Seller's title to the Vehicles; and

(v) any other documents relating to any of the foregoing or otherwise evidencing a payment obligation under, providing security for, or otherwise relating to the Transaction.

(c) At closing a final Excel based file is to be delivered by Seller to Purchaser with the following information included:

List of Fields required:

VIN#
Start Date

Security Deposit
Equip Cost / Amt Financed
Residual Amount
End of Term Option (FMV, $1 Out, PUT, etc).
End of Term Amount ($1, $100)
Term (months) — for non-Celadon assets
#Pmts Remaining at time of Sale for non-Celadon assets
Next Pmt Due Date
Last Pmt Due Date
Payment Freq (Weekly Mo, Qrtly, Annual, Various (Requires Payment Schedule)
Monthly Rent $ — for non-Celadon assets

Renewals - Provide only if Transaction may go into Renewal Renewal Start Date
Renewal Term
Renewal Pmt Amt

Equipment- Please include 1 record for each asset
Equipment Description
Manufacturer
Model
New / Used
Equipment Cost

A template of the required file will be provided in advance of Closing by the Purchaser to the Seller.

(d) To the extent requested by Purchaser, Seller shall have delivered to Purchaser, in computer readable form by Purchaser (together with original documents), all payment histories, collection data, monthly payment streams and other records in Seller's data base or possession relating to each assigned Transaction, or shall provide Purchaser with electronic access to such information, including, without limitation, the following reports:

(i) Cash Collected by Lease Internal
(ii) Cash Collected by Lease External
(iii) Delinquency Reports
(iv) Settlement Deduct Reporting

(v) Sale of Assets Reports —Monthly and Annually

(e) Seller shall have delivered to Purchaser a copy of appropriate resolutions, certified by an authorized officer of Seller, as being true, correct and complete, and in form and substance satisfactory to Purchaser, authorizing the execution, delivery and performance of this Agreement and the Assignment(s) by Seller;

(f) Seller shall not have suffered any material adverse change, nor shall any material adverse change be threatened, in the financial condition, business or operations of Seller since the date of Seller's most recent financial statement delivered to Purchaser;

(g) Seller shall have delivered to Purchaser and/or caused to be performed such other items that may be reasonably requested by Purchaser;

(h) Seller shall have delivered to Purchaser, the Program Agreement, the Service Agreement, and the Reserve Agreement (as each, is defined below) duly executed by Seller;

(i) Seller shall have delivered to Purchaser evidence of payment by Seller of all Taxes (including transfer Taxes) that are owed as a result of the transactions contemplated herein and that Seller is obligated to collect from Independent Operators and/or valid sales/use/excise/transfer tax exemption certificates for any such Taxes; and

(j) Seller shall have delivered to Purchaser all consents and/or approvals required in connection with the transactions contemplated herein.

Section 3.2                      Delivery of Original Transaction Files. Seller covenants and agrees that it shall deliver all original Transaction Files containing all of the original Transaction Documents (which may include faxes that comply with Section 3.2 (c) (v) above) to Purchaser at Closing.

ARTICLE IV
COVENANTS OF SELLER

Section 4.1                   Seller shall comply with the following.

(a) Seller shall, from time to time, do and perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any instrument of transfer, and the making of notations on the records of Seller and on certificates and other documents of title) as may be reasonably requested by Purchaser in order to effect the purposes of this Agreement and the Assignment and the sale contemplated hereunder and thereunder and to perfect and protect the interest of Purchaser in the Transactions that are the subject of the Assignment and the proceeds thereof against all persons whomsoever to the reasonable extent necessary to protect Purchaser's interest;

(b) Seller shall give Purchaser at least thirty (30) days' prior written notice of any relocation of its state of formation or its chief executive office or change of name, and Seller shall at all times maintain its place of formation and its chief executive office within the United States;

(c) To the extent not payable by an Obligor under any of the Transaction Documents, Seller agrees that it shall, if required by applicable law, pay and discharge or cause to be paid and discharged, all Taxes and fees (excluding any Taxes on Purchaser's net income) which arise or accrue for any period prior to the applicable Closing Date in connection with the sale, lease, use or ownership of the Vehicles covered by an assigned Transaction, including filing any required personal property Tax rendition, and Seller further indemnifies and holds Purchaser harmless from and against all claims, losses and damages arising as a result of a breach by Seller of the foregoing agreement;

(d) Seller shall only permit the return or repossession of any Vehicle or the modification of any Transaction Document after the applicable Closing Date, to the extent authorized by

Purchaser or the Service Agreement (as defined below), and agrees to assist Purchaser, upon Purchaser's request, in the enforcement of any of Purchaser's rights and remedies under any Transaction Document; and
(e) Seller shall reasonably cooperate with Purchaser in causing all insurance procured by Seller and maintained on the Equipment which is the subject of any Transaction to be amended to name "Seller or its assigns" as loss payee and additional insured as their interest may appear or Seller shall charge a property damage surcharge to any Obligor that fails to provide proof of insurance.

(f) Seller shall remit to Purchaser all Payments or other amounts owed to Purchaser pursuant to the Transactions on a monthly basis in accord with the Service Agreement between the Parties and notwithstanding the amounts actually paid by the Obligors. Adjustments, if necessary, of the amount owed to Purchaser shall be made on a quarterly basis pursuant to the Service Agreement.

(g) Seller, in its capacity as Servicer and pursuant to the terms of the Service Agreement, shall continue to hold and administer the maintenance fund which each Obligor pays into on a monthly basis, and arrange for the repair and maintenance of the vehicles which are the subject of each Transaction.

(h) Seiler, in its capacity as Servicer and pursuant to the terms of the Service Agreement, shall repossess any Vehicle where the Obligor has ceased operation of the Vehicle for commercial delivery purposes, and, for no additional consideration, shall arrange for a new Obligor to enter into a new lease with respect to the Vehicle, which lease shall be in the name of Purchaser as lessor and shall be in form and substance acceptable to Purchaser in its discretion. Placement of a new driver in a Vehicle subject to a Transaction assigned to and owned by Purchaser shall take priority on the part of Seller over placement of drivers in vehicles which are owned and operated by Seller.

(i) Where Seller determines in accord with the provisions of the Service Agreement that the residual value of a Vehicle which is the subject of an expired or terminated Transaction is in excess of the net book value of the Vehicle subject to the expired or terminated Transaction, Seller may sell the Vehicle in question in accord with its normal business practices or, with the authorization of the Purchaser, re-lease the Vehicle. One-half of any received sales proceeds excess of the net book value shall be paid to Purchaser, and the remainder retained by Seller.

Section 4.2                   Seller shall also comply with the following:

Administration and Collections. After the Closing Date, Seller, at Seller's cost and for Purchaser's benefit and account, shall bill, administer, service the Transactions, all in accordance with the terms and conditions set forth in the Service Agreement (the "Service Agreement"), being executed concurrently herewith by the Seller and the Purchaser. For so long as the Service Agreement or Section 5.1 below remains in effect: (a) Seller shall deliver to Purchaser within one hundred and twenty (120) days after the end of each fiscal year, such certified financial information as Purchaser shall reasonably request with respect to the administration of the Transactions and vehicles which are the subject of the Transactions. Seller also shall deliver to Purchaser such interim financial and business information as Purchaser may from time to time reasonably request; and (b) Seller shall not (i) change (A) its name or the address of its principal place of business, (B) the jurisdiction under whose laws it is organized as of the date hereof, or (C) the type of organization under which it exists as of the date hereof unless it shall have given Purchaser not less than sixty (60) days' prior written notice of any such proposed change; (ii) permit the sale or transfer of any shares of its capital stock or of any ownership interest of the Seller or its parent to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Seller or its parent from the person, persons, entity or entities who hold ownership and/or control of the Seller ("Change in Control") as of the date of this Agreement without the prior written consent of Purchaser, which consent shall not unreasonably be withheld; or (iii) consolidate with or merge into or with any other entity if such event would have a material adverse effect on the financial or business condition of Seller or its parent, or (iv) sell, transfer or otherwise dispose of all or substantially all of its assets.

ARTICLE V
LIMITED RECOURSE; REPURCHASE; INDEMNIFICATION OBLIGATIONS.

Section 5.1                      Repurchase of Transactions; Limited Recourse.

(a) In the event of a breach of any of the representations, warranties, and/or covenants of Seller set forth in this Agreement which, if curable, is not cured within ten (10) business days after receipt of notice from Purchaser, Seller shall, without first requiring Purchaser to proceed against any Obligor of any other person or the Vehicle(s) or any other Assigned Property or security, repurchase the Transaction(s) affected thereby and pay Purchaser in cash an amount equal to the Repurchase Price (as defined in Section 5.2 below) plus any expense incurred by Purchaser in attempting to enforce such Transaction.

(b) In the event of a Change of Control, as defined in Sections 4.2 (b)(ii), (iii), or (iv) of this Agreement, and the occurrence of any one of the Financial Triggers, as outlined in Sections 1.4 (b), (c), (d), and (e) (excluding subsection (e) of Section 5 of the Service Agreement) of the Reserve Account Agreement that results in a material adverse effect on the financial or business condition of Seller, Purchaser, at its option, may require the Seller to repurchase the Portfolio of Transactions at Repurchase Price (as defined in Section 5.2 below) plus any expenses incurred by Purchaser in attempting to enforce such transaction.

(c) Loss Pool Recourse

(i)              As of the Closing Date, a Loss Pool in the amount of ten percent (10%) of the Purchase Price shall be established by Seller on Seller's balance sheet in accordance with the Reserve Account Agreement executed between the parties on even date herewith ("Reserve Agreement") in the form of Exhibit "D" attached hereto. The amount of Loss Pool amount at any time is part of the calculation of Seller's recourse liability for potential payments that may become due to Purchaser pursuant to the Reserve Agreement and is not intended to be a pre-funded cash reserve. Except as expressly set forth herein and/or the Reserve Agreement, Seller is not required to set aside or segregate any funds or other assets, including, without limitation any portion of the Purchase Price, to pre-fund or otherwise secure Seller's Loss Pool obligations unless the conditions outlined in Section 5.1(e) occur.

(iii) The rights and benefits of Purchaser under this Section 5.1(b) shall be cumulative and in addition to all other rights to receive payment of any other amounts due to Purchaser, including, without limitation Seller's repurchase obligations under Section 5.1(a) and/or Repurchase Prices under Section 5.1(a). Repurchase Prices paid by Seller to Purchaser under Section 5.1(a) or amounts paid as a result of any breach of a representation, warranty or agreement by Seller, shall not be applied in reduction of the Loss Pool.

(d) The Loss Pool obligation will be established as a prefunded pool at a bank of the Purchaser's request with the Purchaser's agents with exclusive rights to withdraw funds if the conditions enumerated in Section 1.4 of the Reserve Agreement are triggered.

Section 5,2                      Repurchase Price.

(a)             "Repurchase Price" shall be the sum of (i) all unpaid Payments due on or before the date the Repurchase Price is due (the "Repurchase Date"), plus interest thereon at the Discount Rate from the date of the last payment until the Repurchase Price is paid in full, plus (ii) all Payments due and to become due after the Repurchase Date under the applicable Transaction (including the amount of any purchase option or booked residual for the Vehicle(s) if included in the computation of the Purchase Price), discounted to present value on the date when due at the Discount Rate used to determine the Purchase Price of such Transaction plus (iii) all collection costs (including reasonable attorneys' fees and expenses) incurred by Purchaser.

(b)             Upon receipt of the Repurchase Price, Purchaser shall, provided Seller is not otherwise in default of any obligations under this Agreement or the Repurchase Price is not fully paid as provided in Section 5.2(a), promptly reassign the repurchased Transaction and the related Equipment to Seller, "AS IS" and "WHERE IS", without recourse to, or representation or warranty express or implied by, Purchaser, but free and clear of all liens and encumbrances created by Purchaser.

Section 5.3                      Interest After Default. If Seller fails to pay any amount that may become due to Purchaser hereunder or under the Assignment and/or the Service Agreement on any Payment Date, Repurchase Date or Distribution Date, then (a) interest shall accrue thereon from and after the Payment Date, Repurchase Date or Distribution Date until paid in full at the lesser of the rate of fifteen percent (15%) per annum or the maximum rate permitted by law, and (b) Seller shall reimburse Purchaser upon demand for all collection costs hereunder (including reasonable attorneys' fees and expenses) incurred in enforcing Purchaser's rights against Seller hereunder and under the Service Agreement.

Section 5.4                      General Indemnification. Seller indemnifies, defends and holds harmless Purchaser, its successors and assigns, from and against any and all suits, claims, liabilities, counterclaims, actions, damages, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs) of any kind Purchaser shall suffer as a direct result of or arising out of (a) any breach by Seller of any warranty, representation, covenant or agreement contained herein, in the Assignment and/or other document executed by Seller in connection herewith, or contained in any

Transaction Document, (b) any misrepresentation in, or omission from, any statement, certificate, Exhibit, Schedule or other agreement, instrument or document prepared and delivered or to be delivered by Seller pursuant to this Agreement or any Assignment, (c) any negligence of Seller or of any agent or employee of Seller or any warranty given by Seller in respect of the purchase, installation, delivery, maintenance and condition of any Equipment or other Collateral, (d) any Taxes and any governmental charges, fees, fines or penalties whatsoever, levied against any Transaction and/or any Vehicle for any periods prior to the applicable Closing Date and not paid by Seller in the event Seller is liable for such Taxes, (e) any Transaction or Transaction Document being unenforceable by reason of the failure of Seller (or any predecessor-in-interest to Seller) to have qualified to do business or to have any license or permit required by any state or other governmental entity, or (f) the failure of Seller to obtain required insurance coverage on the Equipment. Seller further indemnifies and holds harmless Purchaser and its successors and assigns from and against any and all liabilities (including interest and penalties) with respect to any Taxes required to be collected, in respect of any Transaction or any Equipment, after the Closing Date if such Taxes had not been collected by Seller prior to the Closing Date on reliance of any exemption being available or otherwise applicable and it is subsequently determined by Purchaser, and Purchaser shall deliver to Seller a letter explaining the basis for such determination, that either (i) no exemption certificate is available in the Transaction Files provided by Seller to Purchaser upon consummation of the transactions contemplated hereunder and under the applicable Assignment, and no exemption certificate is obtainable from an Obligor, following Purchaser's reasonable commercial efforts to obtain same from such Obligor; or (ii) in Purchaser's reasonable judgment, such exemption is either not available or is otherwise improper or fraudulent under the circumstances.

Section 5.5                      Survival. The obligations of Seller under this Section 5 shall survive the execution of this Agreement and any Assignment, the closing and consummation of the purchases and sales contemplated hereunder and thereunder, and any payment of any amount owing under, or any repurchase by Seller of, any Transaction.

ARTICLE VI
MISCELLANEOUS

Section 6.1                   Remarketing Obligations. Seller hereby assigns and transfers unto Purchaser all of its rights and interests in, to and under all remarketing and recourse arrangements with any vendor, dealer or supplier relating to any Transaction. Notwithstanding such assignment, Seller shall exert its best efforts on a non-discriminatory basis to remarket any Vehicle that is the subject of any Defaulted Transaction or which is not purchased by the Obligor under a true lease Transaction at the end of the term thereof, and shall be responsible for all efforts, cost and expenses in connection with the remarketing of any Vehicle sold to Purchaser hereunder, As used herein, a "Defaulted Transaction" is a Transaction where the Independent Operator and/or any other Obligor fails to comply with any of its/his/hers obligations, undertakings, or other covenants set forth herein, as a result of which the lessor or lender party to such Transaction is entitled to re-posses and dispose of the Vehicle subject to such Transaction.

Section 6.2                      Costs, Recording and Other Fees. Seller shall pay all recording fees, assessments or other statutory fees necessary to perfect Purchaser's interests in the Transactions purchased hereunder and under or in connection with the Assignments and in consummating the transactions contemplated hereby and thereby and shall pay all Taxes, if any, payable upon or in connection with the conveyance and transfer contemplated hereunder and thereunder.

Section 6.3                      Successor and Assigns. Purchaser shall have the absolute right, without requiring Seller's consent, to assign all or any of its rights or delegate all or any of its duties hereunder and under the Assignment, provided, however, that such Assignee shall agree to retain Seller as Servicer to the extent Seller has the right to continue as Servicer under the terms of the Service Agreement, unless Purchaser has already removed Seller from that capacity. Seller may not assign all or any or its rights or delegate all or any of its duties hereunder and thereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, provided that Seller shall remain responsible for all duties so delegated and no such assignment or delegation by Seller shall relieve Seller of any of its obligations or liabilities hereunder.

Section 6.4      Payments In Immediately Available Funds. Each payment to be made hereunder and under the Assignment shall be made on the required payment date in lawful money of the United States and in immediately available funds.

Section 6.5                      Rights Cumulative. All rights, remedies and powers granted to Purchaser hereunder and under the Assignment are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder and thereunder, or in or by any other instrument, or available in law or equity.

Section 6.6                      Waivers. No failure or delay on the part of Seller or Purchaser in exercising any power, right or remedy under this Agreement or, in the case of Purchaser, the Assignment, shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.7                      Notices. All notices, reports, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent to the parties to the addresses set forth above by (a) certified mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (e) telecopy or other facsimile transmission to the addresses set forth above. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

Section 6.8                      Deliveries to Purchaser. All items and amounts to be delivered, remitted or otherwise furnished by Seller to Purchaser pursuant hereto and any Assignment or in connection herewith and therewith shall, except as otherwise provided for herein and therein, be delivered, remitted or furnished to Purchaser at its office at the address set forth herein and therein or at such other place as the Purchaser may direct.

Section 6.9                      Merger and Integration; Amendments, Etc. This Agreement and the Assignment attached hereto set forth the entire understanding of the parties relating to the subject matter hereof, and all other and/or prior understandings, written or oral, are hereby superseded, unless referenced and/or incorporated herein. This Agreement and the Assignment may not be modified, amended, waived, terminated or supplemented, except in accordance with its express terms and in a writing executed by Seller and Purchaser.

Section 6.10                      Headings and Cross-References, The various headings in this Agreement and in any Assignment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement or any Assignment. References to any Section are to such Section of this Agreement and, if expressly provided for in any Assignment.

Section 6.11                      Governing Law. This Agreement and any Assignment shall be governed by the internal substantive laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law or choice of law.

Section 6.12                      Counterparts. This Agreement and any Assignment may be signed in one or more counterparts (and by different parties on separate counterparts), each of which shall be an original and all of which shall be taken together as one and the same agreement.

Section 6.13                      Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (a) such provision in any other jurisdiction or (b) any other provision herein in such or any other jurisdiction,

Section 6.14                      Survival of Duties, Warranties and Representations. Each party hereto covenants that its respective duties, warranties and representations set forth in this Agreement and in the Assignment, and in any document delivered or to be delivered in connection herewith or therewith, shall survive the execution of this Agreement and the Assignment and the closing of the transactions contemplated hereunder and thereunder, including but not limited to their applicability in the Program Agreement, the Service Agreement, and the Reserve Account Agreement.

Section 6.15                      Jurisdiction, Forum Selection Venue; Jury Trial Waivers. SELLER AND PURCHASER (a) AGREE TO SUBMIT FOR THEMSELVES, IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY SCHEDULE OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF OR THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND APPELLATE COURTS FROM ANY THEREOF, (b) CONSENT THAT ANY ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS, AND WAIVE ANY OBJECTION THAT EACH MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, (c) AGREE THAT SERVICE OF PROCESS OF ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPROPRIATE PARTY AT ITS ADDRESS AS SET FORTH HEREIN, AND SERVICE MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT, AND (d) AGREE THAT NOTHING HEREIN OR IN ANY EXHIBIT OR SCHEDULE SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. SELLER AND PURCHASER EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF,

DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY SCHEDULE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN SELLER AND PURCHASER,

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

SELLER:

Celadon Group, Inc.

By:	/s/ Eric Meek
	Name:	Eric Meek
	Title:	CFO

Quality Equipment Leasing, LLC

By:	/s/ Eric Meek
	Name:	Eric Meek
	Title:	Treasurer

PURCHASER:

Element Financial Corp.

By:	/s/ Donald P. Campbell
	Name:	Donald P. Campbell
	Title:	CEO

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